EXHIBIT 2


                  AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of March 3, 1988, by and among Recording Sciences, Inc., a Nevada corporation ("RSI"), QCL Group, Inc., a Georgia corporation ("QCL") and Peter R. Iodice, Jr. and Hirsch Friedman ("Shareholders").

                              W I T N E S S E T H:

     WHEREAS, the Boards of Directors of RSI and QCL and the Stockholder of QCL have all approved an agreement and plan of reorganization (the "Reorganization") of RSI with QCL pursuant to which all of the issued and outstanding capital stock of QCL shall be exchanged by the Shareholders for shares of Common Stock, $.00l par value, of RSI, and QCL shall continue as a wholly-owned subsidiary of RSI; and

     WHEREAS, the Reorganization is intended to qualify as a reorganization in accordance with the provisions of Section 368(a)(l)(B) of the Internal Revenue Code of 1986, as amended.

     NOW THEREFORE, in consideration of the foregoing mutual covenants contained herein, the parties hereto agree as follows:

SECTION  1. THE REORGANIZATION.

     1.1 Closing. At a closing to take place at 11:00 o'clock a.m. on March 14, 1988, at the offices of Parsons & Crowther, 455 South 300 East, Suite 300, Salt Lake City, Utah, or at such other time or place as shall be determined pursuant to this Agreement, or shall otherwise be mutually agreeable to the parties, (the "Closing," the date thereof being referred to herein as the "Closing Date"), subject to satisfaction of the conditions stated in Sections 4 and 5, the parties shall carry out the transaction described below.

     1.2  Exchange  of  Shares.

     (a) All shares of common stock, $1.00 par value, of QCL issued and outstanding immediately prior to the Closing (the "QCL Shares") shall be exchanged and the holder thereof shall receive in payment therefor, shares of RSI common stock, $.00l par value, as hereinafter set forth (the "RSI Shares"). Each of the QCL Shares shall, as of the Closing, be exchanged, and the Shareholders shall receive in payment 2,600,000 RSI Shares, of which Mr. Friedman shall receive 504,000 RSI Shares in exchange for 504 QCL Shares and Mr. Iodice shall receive 2,096,000 RSI Shares in exchange for 2,096 QCL Shares. RSI will at the Closing or as promptly thereafter as practicable (and in no event later than five business days after the Closing) deliver to the Shareholders a total of 2,600,000 RSI Shares.

     (b) At the Closing, the Shareholders of QCL shall deliver to RSI certificates representing all of the QCL Shares owned by such Shareholders. Such certificate(s) shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with such signature guaranties by national or state bank, together with all such other documents as may be required to effect a valid transfer of such QCL Shares by such Shareholders, free and clear of any and all liens, encumbrances, charges or claims, under Article 8 of the Uniform Commercial Code or otherwise. Upon the surrender of such certificate(s) to RSI, such holders shall receive in exchange therefor the RSI Shares as set forth above.

     1.3 Officers and Directors. At the Closing and upon satisfaction of the conditions set forth herein, the directors of RSI shall be as follows: Peter R. Iodice, Jr.; Rebecca Sue Iodice and Roy Waddle. Such persons shall hold office until the next annual meeting of RSI and until their successors have been duly elected and qualified.

     1.4 Further Assurances. QCL and the Shareholders agree that if, at any time after the Closing, any deeds or assignments shall be deemed by RSI to be necessary or desirable to vest, perfect or confirm title to any property or rights of RSI, the officers and directors will take such steps as necessary to effectuate this Agreement.

SECTION  2. REPRESENTATIONS AND WARRANTIES OF QCL AND THE SHAREHOLDERS.

     QCL and the Shareholders, hereby jointly and severally represent and warrant to RSI as of the date hereof as follows;

     2.1 Organization and Qualification. QCL and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has full power and authority under the laws of the State of Georgia to own or lease its properties and to conduct its business as such properties are owned or leased and as such business is conducted. The copies of QCL's Articles of incorporation as amended to date, and of QCL's By-Laws as amended to date (hereinafter referred to as its "By-Laws"), certified by QCL's Secretary, and heretofore delivered to RSI's counsel, are complete and correct. QCL and each of its subsidiaries is qualified to do business as a foreign corporation in each state other than Georgia in which it owns or leases property or where the conduct of its business would require such qualification, except where the failure to so qualify would not have a material adverse effect upon QCL.

     2.2 Capitalization. QCL's authorized capital stock consists of 1,000,000 shares of Common Stock, $1.00 par value, of which 2,600 shares are issued and outstanding on the date hereof and none is held in QCL's treasury. None of the QCL Shares have been issued in violation of any federal or state law. There are no outstanding options, warrants, rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of QCL. The QCL Shares are duly authorized, validly issued, fully paid, non-assessable and free of pre-emptive rights and are held of record and beneficially by the Shareholders.

     2.3 Subsidiaries. QCL has the following wholly owned subsidiaries: Quality Cleaners & Laundry, Inc.; Honey Bee Yogurt Shoppes, Inc.; QCL, Inc.; QCL Communications, Inc.; Georgia-Quality Cleaners & Laundry, Inc.; and QCL Acceptance Corporation. QCL and its subsidiaries are not a partner or participant in any partnership or joint venture of any kind. There are no outstanding options, warrants, rights or agreements of any kind for the issuance or sale of outstanding securities convertible into any additional shares of capital stock of any subsidiary.

     2.4 Financial Statements. RSI has received unaudited financial statements for QCL for the year ended December 31, 1987 and for Quality Cleaners & Laundry, Inc., which was the holding company prior to the formation of QCL in 1987, for the periods ended December 31, 1984, 1985 and 1986. All such financial statements are collectively referred to as the "Financial Statements." The 1984 and 1985 Financial Statements have been compiled by Pappadakis, Nelson & Bohannon, P.C., Certified Public Accountants compilation report with respect thereto has been delivered to RSI. The 1986 Financial Statements have been compiled by Thomas J. Smith, P.C., Certified Public Accountants, whose compilation report with respect to 1986 has been delivered to RSI. The 1987 Financial Statements have been reviewed by David T. Thomson, P.C., Certified Public Accountant, and his review report has been delivered to RSI. Said Financial Statements have all been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, and said Financial Statements present fairly the financial condition of QCL at the date of said Financial Statements.

     2.5 Title to Properties; Liens; Condition of Properties. QCL and its subsidiaries own no real property at the date hereof, except as disclosed in the Schedule of Property attached hereto, and QCL, except as disclosed under Paragraph 2.8., and its subsidiaries are not a party to any leases for real or personal property except as set forth in the Schedule of Leases attached hereto. QCL and its subsidiaries own no machinery or equipment with an individual value in excess of $5,000, except as set forth on its Schedule of Machinery and Equipment. QCL and its subsidiaries have good and marketable title to all of the property owned by it and all of its leases are valid and subsisting and no default by QCL or its subsidiaries exists under any thereof and none of the property or assets of QCL or its subsidiaries is subject to any mortgage, pledge, lien, conditional sale agreement, security interest, encumbrance or other charge except as specifically disclosed in the Financial Statements.

     All buildings, machinery and equipment owned or leased by QCL or its subsidiaries are in good repair, have been properly maintained, and conform with all applicable ordinances, regulations and zoning or other laws and do not encroach on property of others, and such machinery and equipment is in good working order, subject to normal wear and tear.

     As of the date hereof there is no pending or threatened change in any such ordinance, regulation or zoning or other law, and there is no pending or threatened condemnation of any such property to the extent that such change or condemnation would have a material adverse effect on QCL.

     2.6 Taxes. QCL and its subsidiaries have filed all federal and state income tax returns required to be filed by it, except for its 1987 tax returns. Neither the Internal Revenue Service nor any other taxing authority is now asserting or is threatening to assert against QCL or its subsidiaries any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

     2.7 Absence of Undisclosed Liabilities. As of the date of the Financial Statements QCL had, and as of the date hereof QCL has, no liabilities of any nature which in the aggregate would exceed $1,000, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except liabilities reflected in the Financial Statements or on Exhibits and Schedules attached hereto.

     2.8 Notes Receivable. The Installment Notes Receivable of QCL and its subsidiaries existing on the date hereof are subject to no set-off or counterclaim and are fully collectible in the normal course of business. QCL and its subsidiaries have no material accounts receivable or loans receivable from any person, firm or corporation who is affiliated with it or from any of its directors, officers, employees or shareholders.

     2.9 Quality Cleaners & Laundry, Inc., Bankruptcy. In May of 1987 Quality Cleaners & Laundry, Inc., filed for reorganization protection from creditors under Chapter 11 of the Bankruptcy Code. As of the date of this Agreement a plan has not been proposed; and in the event the Company's suit against Family Credit Services, Inc., is successful, the Company will immediately emerge from the proceeding paying all other creditors in full. In the opinion of the company's attorney, Hirsch Friedman, the Company will prevail on the suit against Family Credit Services, Inc. A copy of such opinion is attached hereto as Exhibit "A".

     2.10 Absence of Certain Changes. Since the date of the December 31, 1987, Financial Statements, there has not been:

     (a) Any change in the financial condition, properties, assets, liabilities, business or operations of QCL or its subsidiaries known to QCL or the Shareholders, which change, by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been or is likely to be materially adverse with respect to QCL or its subsidiaries (including, by way of example and not of limitation, the loss of any significant clients, the announcement of new developments in competitive technology, or the intention on the part of any key employee of QCL or its subsidiaries to leave);

     (b) Any material contingent liabilities incurred by QCL or its subsidiaries as guarantor or otherwise with respect to the obligations of others;

     (c) Any mortgage, encumbrance or lien placed on any of QCL or its subsidiaries' properties which remains in existence on the date hereof;

     (d) Any obligation or liability incurred by QCL or its subsidiaries, other than obligations and liabilities incurred in the ordinary course of business;

     (e) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any material part of QCL or its subsidiaries' properties or assets other than in the ordinary course of business;

     (f) Any other material transaction entered into by QCL or its subsidiaries other than transactions in the ordinary course of business;

     (g) Any material damage, destruction or loss, whether or not covered by insurance, affecting QCL or its subsidiaries' properties, assets or business;

     (h) Any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of QCL or its subsidiaries' capital stock, or any direct or indirect redemption, purchase or other acquisition by QCL or its subsidiaries of its own capital stock, or any issuance of QCL or its subsidiaries' capital stock, or options, warrants, or rights to acquire QCL or its subsidiaries capital stock;

     (i) Any change in the compensation payable or to become payable or any loans made or committed to by QCL or its subsidiaries to any of its officers, employees or agents, or any bonus payment or arrangement made to or with any of such officers, employees or agents;

     (j) Any change with respect to QCL or its subsidiaries' management or supervisory personnel;

     (k) Any payment or discharge of a material lien or liability of QCL or its subsidiaries which was not shown on the Financial Statements or incurred in the ordinary course of business thereafter;

     (l) Any capital expenditure or contracts entered into by QCL or its subsidiaries in which the aggregate exceeds $25,000;

     (m) Any recapitalization, reorganization, amendment to the By-Laws or Articles of Incorporation of QCL or its subsidiaries or other change.

     2.11 Operations. Between the date of the Financial Statements and the date hereof, QCL and its subsidiaries have conducted their business only in the ordinary course, except as disclosed in this Agreement and Schedules and Exhibits hereto.

     2.12. Banking Relations. All of the arrangements which QCL or its subsidiaries have with any banking institutions are completely and accurately described in the Schedule of Banking Arrangements indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized to act on behalf of QCL or its subsidiaries in respect thereof.

     2.13 Trade Names and Trademarks. QCL and its subsidiaries the registered copyrights, trade names, registered trademarks and trademark applications listed on the Schedules of Trademarks and Trade Names. Use of said trademarks, trade names and copyrights does not require the consent of any other person and the same is freely transferable (except as otherwise provided by law) and is owned exclusively by QCL or its subsidiaries free and clear of any attachments, liens, encumbrances or adverse claims. The trademarks, trade names and copyrights are not being infringed by others, and are not subject to any outstanding order, decree, judgment or stipulation. No claim has been made and no proceeding has been filed or is threatened to be filed charging QCL or any of its subsidiaries with infringement of any adversely held trademarks, trade names or copyrights.

     2.l4 Trade Secrets and Customer Lists. QCL and its subsidiaries have the right to use, free and clear of any claims or rights of others, all trade secrets, customer lists, secret processes and know-how (if any) required for or used in the supply or marketing of all products and services either being sold, or under development by QCL and its subsidiaries, including products and services licensed from others. QCL and its subsidiaries are not in any way making an unlawful or wrongful use of any confidential information, know-how, or trade secrets of any third party, including without limitation any former employer of any present or past employee of QCL or its subsidiaries. The Shareholders is not a party to any non-competition or confidentiality agreement with any party other than QCL or its subsidiaries.

     2.15 Contracts. QCL and its subsidiaries are not a party to or  subject to:

     (a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensations retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

     (b) any employment contract or contract for services not terminable within 31 days by and without penalty or further liability to QCL or its subsidiaries;

     (c) any contract or agreement for the purchase of any commodity, material or equipment, other than purchase orders entered into in the ordinary course of business which in the aggregate do not exceed $5,000;

     (d) any contract or agreement for the sale of any commodity, material, equipment or service, other than contracts with customers entered into in the ordinary course of business;

     (e) any contract or agreement, other than contracts for the purchase or sale of commodities, material, equipment or services in the ordinary course of business, entered into after the date of the balance sheet;

     (f) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

     (g) any contract or agreement which by its terms does not terminate or is not terminable without penalty by QCL or its subsidiaries and any successor or assignee of QCL or its subsidiaries on thirty days' notice other than purchase orders and sales orders entered into in the ordinary course of business for goods to be delivered within 90 days;

     (h) any contract or agreement for the sale or lease of its products or provision of its services not made in the ordinary course of business;

     (i) any material contract with any sales agent, or distributor of products or services of QCL or its subsidiaries;

     (j) any contract containing covenants limiting in any material respect QCL or its subsidiaries' freedom to compete in any line of business or with any person or entity;

     (k) any material contract or agreement for the purchase of any fixed asset, whether or not such purchase is in the ordinary course of business, which has not previously been disclosed in the Schedules hereto or in the Financial Statements;

     (l) any license agreement (as licensor or licensee), except as it relates to the Notes Receivable disclosed in Paragraph 2.8 of this Agreement; or

     (m) any contract or agreement with any present or former officer, director or shareholder of QCL or with any persons or organizations controlled by or affiliated with any of them.

     QCL and its subsidiaries are not in default under any contracts, commitments, plans, agreements or licenses where such default would have an adverse effect upon the business or properties of QCL or its subsidiaries (a "default" being defined for purposes hereof as an actual default or any set of facts which would, upon receipt of notice or passage of time, constitute a default).

     2.l6 Litigation. Other than as disclosed in this Agreement and the Schedule of Litigation, there is no litigation pending or threatened against QCL or its subsidiaries, and QCL and its subsidiaries are not engaged as a party in any litigation.

     2.l7 Compliance with Laws. QCL and its subsidiaries are not violating any laws and regulations which apply to the conduct of its business, where such violation would cause an adverse effect upon the business or properties of QCL or its subsidiaries, including, without limitation, laws and regulations relating to employment, occupational safety, the use of public airwaves and environmental matters. There has never been any citation, fine or penalty imposed or asserted against QCL or its subsidiaries under any federal, state or
local  law  or   regulation   elating  to   employment,   occupational safety,
telecommunications, zoning or environmental matters.

     2.l8 Insurance. Quality Cleaners & Laundry, Inc., a subsidiary of QCL is currently insured by United States Fidelity and Guaranty Company. Said insurance is adequate and customary for the business engaged in by QCL or its subsidiaries. QCL and its subsidiaries' workmen's compensation insurance complies with applicable statutory requirements as to the amount of such coverage.

     2.l9 Warranty or Other Claims. There are no existing or threatened claims against QCL or its subsidiaries for services or merchandise which are defective or fail to meet any service or product warranties, or any facts which, if discovered by a third party, would support such a claim and that would have a material adverse effect upon QCL or its subsidiaries' business. No claim has been asserted against QCL or its subsidiaries for renegotiation or price redetermination of any business transaction, and there are no facts upon which any such claim could be based.

     2.20 Powers of Attorney. QCL and its subsidiaries have no outstanding powers of attorney.

     2.21 Finder's Fee. Neither QCL Shareholders nor QCL or its subsidiaries have incurred or will become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     2.22 Permits; Burdensome Agreements. QCL and its subsidiaries hold all licenses, permits and franchises which are required to permit it to conduct its business in Georgia, and other jurisdictions where QCL and its subsidiaries operate. QCL and its subsidiaries are not subject to or bound by any agreement, judgment, decree or order which does or may in the future adversely affect their business or prospects, their condition, financial or otherwise, or any of their assets or property.

     2.23 Minute Books. QCL and its subsidiaries' minute books heretofore made available to RSI accurately record all corporate action taken by its shareholders and board of directors and committees thereof from the date of organization of QCL and its subsidiaries through the date hereof.

     2.24 Transactions with Interested Persons. None of the Shareholders nor any officer, supervisory employee or director of QCL or its subsidiaries owns directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of QCL or its subsidiaries, or any organization which has a material contract or arrangement with QCL or its subsidiaries.

     2.25 Employees Benefit Plans. QCL and its subsidiaries have no, and have never had any, employee benefit plans, as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974.

     2.26 Disclosure of Material Information. Neither this Agreement nor any Schedule or Exhibit hereto contains any untrue statement of a fact, or omits to state a fact necessary to make the statements herein or therein not misleading, relating to the business or affairs of QCL or its subsidiaries. There is no fact which adversely affects or may in the future adversely affect the present scope of the business, operations, properties or condition (financial or otherwise) of QCL or its subsidiaries which has not been set forth herein or in a Schedule or Exhibit attached hereto.

     2.27 Other Agreements. There are no material agreements or arrangements not contained herein, or disclosed in any Schedule hereto, to which either of the Shareholders is a party relating to the business of QCL or its subsidiaries or to such Shareholder's rights and obligations as a shareholder, director or officer of QCL or its subsidiaries.

     2.28 Disclosure of Potential Adverse Developments. QCL, its subsidiaries and the Shareholders have reported to RSI any and all indications of which they have knowledge of potential adverse factors in the business of QCL and its subsidiaries (other than factors affecting industry generally), such as (by way of example, not of limitation) loss of a distributor, new announcements in competitive technology, intentions of key employees to resign or leave QCL or its subsidiaries, or any other adverse factor taking place.

     2.29 Copies of Documents. QCL and its subsidiaries have made available for inspection and copying by RSI and its counsel true and correct copies of all documents referred to in this Section 2 or in the Schedules delivered to RSI pursuant to this Agreement.

SECTION  3. REPRESENTATIONS AND WARRANTIES OF RSI.

     RSI  hereby  represents  and  warrants  as  follows:

     3.1 Organization and Good Standing of RSI. RSI is a corporation duly organized, existing, and in good standing under the laws of the State of Nevada with full corporate power to carry on its business as it is now being conducted.

     3.2 Authority of RSI. RSI has the corporate power to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by RSI have been duly and validly authorized and approved by all necessary corporate action on the part of RSI, and this Agreement is the legal and binding obligation of RSI. The entering into of this Agreement by RSI does not, and the consummation by RSI of the transactions contemplated hereby will not, violate the provisions of (i) any applicable laws of the United States or any state or jurisdiction in which RSI does business, (ii) the Articles of Incorporation or By-Laws of RSI or (iii) any judgment or decree applicable to RSI. No default or breach will occur in any material respect by virtue of the consummation of the transactions contemplated herein under any material contract, agreement, indenture or other instrument applicable to RSI.

     3.3 Finder's Fee - RSI. RSI has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     3.4 Stock. The RSI Common Stock to be issued by RSI to the Shareholders pursuant to this Agreement will be when issued, duly authorized, validly issued, fully paid, non-assessable, and free and clear of all liens, encumbrances, charges or claims, under Article 8 of the Uniform Commercial Code or otherwise.

     3.5 RSI Reports. RSI's due diligence file dated September 15, 1987, and unaudited financial statements for the period ended January 31, 1988, which have been provided to the QCL shareholders in connection with this Agreement, are true and accurate in all material respects. RSI has agreed to issue to an unrelated thirty party 100,000 shares of its "restricted stock" as defined by Rule 144 promulgated pursuant to Section 4(1) of the Securities Act of 1933, as payment for public relations services for RSI. The financial statements will be affected by expenses incurred by RSI in connection with the negotiation and preparation of this Agreement, the investigation of this acquisition, the expense of the shareholders' meeting and closing of this transaction.

     3.6 Further Representations. The RSI Shares to be issued by RSI to the Shareholders shall be fully paid common voting stock without any limitations or restrictions on the right to vote such stock by the holders thereof. RSI confirms that the QCL Shares to be acquired by it are being acquired for investment, and not with a view to sale or distribution thereof except to the extent permitted by the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated hereunder as amended from time to time.

SECTION  4. CONDITIONS PRECEDENT TO RSI'S OBLIGATIONS.

     4.1 Conditions. The obligation of RSI to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent.

     4.2 Absence of Litigation. No order shall have been entered by any court or administrative body, and no private or governmental proceeding shall be pending or threatened which seeks to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated herein.

     4.3 Investment Letters. The QCL Shareholders shall have executed and delivered to RSI an investment letter, satisfactory to RSI to the effect that QCL Shareholders are acquiring the RSI Shares for their own account and not with a view toward sale or distribution thereof. Such letter will also acknowledge that QCL Shareholders have been advised that the RSI Shares have not been registered under the Securities Act of 1933 and that they may not be sold without registration or an exemption there from.

     4.4  Continuing Covenants.

     (a) QCL Shareholders agree that following the Closing, and for a period of three years subsequent to Closing, they shall cause RSI to keep information regarding RSI publicly available so as to allow for the public sale of restricted shares of RSI pursuant to the requirements of Rule 144 promulgated by the Securities and Exchange Commission pursuant to Section 4(1) of the Securities Act of 1933. This obligation shall survive paragraph 6.1 of this Agreement.

     (b) QCL Shareholders agree that they will cause RSI to provide audited financial statements on a consolidated basis for the year ended December 31, 1988.

     4.5 Representations, Warranties and Covenants. Each of the representations and warranties of the Shareholders in Section 2 shall remain true and correct at the Closing Date as fully as if made on the Closing Date.

     4.6 Shareholder Approval. RSI Shareholder approval of this Agreement including the proposed name change and directors.

SECTION  5. CONDITIONS PRECEDENT TO QCL AND SHAREHOLDERS' OBLIGATIONS.

     5.1 Conditions. QCL and Shareholders' obligations to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent.

     5.2 Opinion of Counsel. QCL shall have received from Parsons & Crowther an opinion, dated as of the Closing Date to the effect that:

     (1) RSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as such business is now conducted.

     (2) The RSI Shares will be, when delivered pursuant to this Agreement, duly authorized, validly issued, fully paid and non-assessable.

     (3) The execution, delivery and performance of this Agreement by RSI have been duly authorized by all necessary corporate action by RSI, and this Agreement has been duly executed and delivered by RSI and constitutes the valid and legally binding obligation of RSI, enforceable in accordance with its terms, subject to laws of general application affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

     (4) The execution, delivery and performance by RSI of this Agreement do not and will not violate the Articles of Incorporation or By-Laws of RSI, as amended to the date hereof, or any statute of the United States or Nevada which is applicable to RSI or its properties and do not and will not violate in any material respect, or result in a material default or any material change in the rights or obligations of RSI under, any mortgage, lien, lease, agreement, contract, instrument, order, arbitration award, judgment or decree known to such counsel and material to RSI and its subsidiaries on a consolidated basis.

     (5) To the best knowledge and information of such counsel, there is no suit, action, or legal, administrative or other proceeding or governmental investigation which is pending or threatened against RSI which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

     In rendering the foregoing opinion such counsel may, when reasonable, states its opinions on specific matters of fact to the best of its knowledge and, to the extent they deem such reliance proper, may rely on (i) certificates of public officials, (ii) certificates of officers of RSI.

     5.3 Representations and Warranties. Each of the representations and warranties of RSI in Section 3 shall remain true and correct at the Closing Date.

SECTION  6. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

     6.1 Survival of Representations and Warranties. All representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by RSI to the Shareholders or by QCL or the Shareholders to RSI incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the execution hereof for a period of twelve (12) months from the date hereof regardless of any investigation and shall not merge in the performance of any obligation by any party hereto.

SECTION  7. MISCELLANEOUS.

     7.1 Fees and Expenses. Each of the parties to this Agreement will bear its own expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

     7.2 Law Governing. This Agreement shall be construed under and governed by the laws of the State of Utah.

     7.3 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered, telegraphed or mailed by certified or registered mai1:

          To:    Lloyd T. Rochford
                 Recording Sciences, Inc.
                 22812 Via Orvieto
                 South Laguna, California 92677

          With a copy to:

                 Richard T. Beard, Esquire
                 Parsons & Crowther
                 455 South 300 East, Suite 300
                 Salt Lake City, Utah 84111

          To:    QCL Group, Inc.
                 480 East Broad Street, Suite 113-C
                 Athens, Georgia 30601

          To:    Peter R. Iodice, Jr.
                 1140 Summit Circle
                 Watkinsville, Georgia 30677

          With a copy to:

                 Hirsch Friedman, Esquire
                 335 Kelson Drive
                 Atlanta, Georgia 30327

or to such other address or which any party may notify the other parties as provided above.

     7.4 Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein, is complete; and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by all the parties hereto, have been expressed herein or in said Schedules or Exhibits.

     7.5 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties named herein and their respective successors and assigns. This Agreement may not be assigned by Shareholders without the prior written consent of the other parties.

     7.6 Waivers; Severability. The failure of any of the parties to this Agreement to require the performance of a term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. In case any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement but this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein.

     7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

     7.8 Attorneys Fees. In the event there is a default under this Agreement and it becomes necessary for any party to enforce his rights hereunder, then with or without litigation, the prevailing party shall be entitled to his expenses, including reasonable attorneys' fees, arising out of such enforcement of his rights hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                     RECORDING SCIENCES, INC.



                                 By: /s/ Lloyd T. Rochford
                                     ---------------------------------
                                     Lloyd T. Rochford, President


                                     QCL GROUP, INC.



                                 By: /s/ Peter R. Iodice, Jr.
                                     ------------------------
                                     Peter R. Iodice, Jr., President


                                     SHAREHOLDERS:



                                     /s/ Peter R. Iodice, Jr.
                                     ------------------------
                                     Peter R. Iodice, Jr., President


/s/ Hirsch Friedman                  /s/ Hirsch Friedman
Friedman makes no representations    -------------------
with respect to Section 2.           Hirsch Friedman
Friedman makes no representations
or warranties with respect to
provisions contained in this Agreement



                              SCHEDULE OF PROPERTY
                                (Paragraph 2.5)


     That certain real property described in that certain document entitled "Contract and Purchase and Sale" between Charles Parrott and Norman Hardin and Georgia Quality Cleaners & Laundry, Inc., dated October 20, 1987.



                               SCHEDULE OF LEASES
                                (Paragraph 2.5)


     A written one year office lease with Franklin House Executive office Suites dated June 4, 1987.

     A written five year lease with Homart Development Co., dated December 3, 1987.

     Contingent liabilities on leases sold as part of the sale of stores.



                        SCHEDULE OF MACHINERY & EQUIPMENT
                                 (Paragraph 2.5)


     one (1) Model 750C El0 Steam Dry Cleaning Machine for $11,800

     one (1) Model CM 280 S Universal Utility Press for $6,400

     one (1) Model CM 282 S Oval Utility Legger Press for $6,600

     one (1) Model CM 120 S Form Finisher for $3,100

     one (1) self contained shirt unit consisting of body press, collar/cuff, sleever with boiler and air compressor for $14,200



                                BANKING RELATIONS
                                (Paragraph 2.11)

Bank: Bank South, P.O. Box 4387, Athens, Georgia 30302

Authorized Persons: Peter and Rebecca Sue Iodice

Accounts: Checking account for QCL Acceptance Corporation, account # 3716988; checking account for QCL, Inc., account #3717011 (presently used for QCL Communications, Inc., which has not established an account); checking account for Quality Cleaners & Laundry, Inc., account #3716945; and checking account for Georgia Quality Cleaners and Laundry, Inc., account #3717283.

Bank: First Union National Bank of Georgia, P.O. Box 1700,
Atlanta, Georgia 30370

Authorized Persons: Peter and Rebecca Sue Iodice

Accounts: Savings account, Quality Cleaners & Laundry, Inc. Account #8060011246

Bank: First National Bank of Atlanta, P.O. Box 105291, Atlanta, Georgia 30348

Authorized Persons: Peter and Rebecca Sue Iodice

Accounts: Savings account, QCL Acceptance Corporation, Account #56653L

Bank: Oconee State Bank, P.O. Box 205, Watkinsville, Georgia 30677

Authorized Persons: Peter Iodice and Roy Waddle

Accounts: Honey Bee Yogurt Shoppes, Inc., Account #161682

Brokerage Firm: Johnson, Lane, Space, Smith & Co., 101 East Bay Street, Savannah, Georgia 31401

Account: QCL Acceptance Corporation, Account #04441088



                     SCHEDULE OF TRADEMARKS AND TRADE NAMES
                                (Paragraph 2.12)


     Quality Cleaners & Laundry, Inc., owns a State of Georgia Service Mark in the name "Quality Cleaners" referenced as File Number S-6153.



                             SCHEDULE OF LITIGATION

     Quality Cleaners & Laundry, Inc., Bankruptcy

                                   EXHIBIT "A"

                          Friedman & Associates, P.C.
                                ATTORNEY AT LAW
                                 P.O. Box 52406
                             ATLANTA, GEORGIA 30355
                                 (404) 951-2001
                                 1-800-444-3427

HIRSCH FRIEDMAN
DANIEL P. WOODARD, III
KATHLEEN S. WOMACK

     February 15, 1988

     RE: FAMILY CREDIT SERVICES, INC. v. Quality CLEANERS & LAUNDRY, INC., United States District Court, Northern District of Georgia, Civil Action No. 1:87-cv- 2738-HTW

     To Whom it May Concern:

     This firm represents Quality Cleaners & Laundry, Inc. "Quality"), in the above referenced action, which originally began as an adversary proceeding in the United States Bankruptcy Court. The proceeding involved a dispute between Quality and Family Credit Services, Inc. ("Family Credit") as to priority of security interests perfected by both in collateral owned by the Debtor in the main Bankruptcy proceeding. On cross motions for summary judgment, the Bankruptcy Court ruled in favor of Family Credit as to liability, reserving the issue of damages for trial. Quality appealed the judgment of the Bankruptcy
Court to the United States District Court, where the matter is currently pending. Should Quality not prevail in its appeal, a contribution lawsuit will be filed against the law firm that prepared Quality's security agreement documents, said law firm having previously been placed on notice as to its potential liability.

     Based upon our understanding of the law and facts available to us, it is our opinion that Quality will be successfu1 in this appeal and will be relieved of any financial obligations to Family Credit. In rendering this opinion we must note that we are not independent counsel as a principal of this firm is a stockholder in Honey Bee Yogurt Shoppes, Inc., which is a "related" company to Quality Cleaners & Laundry, Inc.

     We have not been retained to provide any services to The QCL Group, Inc., or its subsidiaries in regards to the contemplated Agreement and Plan of Reorganization. We have read the documents relating to this Plan, and expressly do not render any opinion or certification as to the contents thereof, and disclaim any responsibility for their preparation.

     Sincerely


     /s/ Hirsch Friedman
     -------------------
     Hirsch Friedman